EMPLOYMENT AGREEMENT

This *Employment Agreement* (this "Agreement") is entered into and is effective as of August 31, 2017 ("Effective Date"), by and between Corix Bioscience, Inc., a Wyoming corporation (hereinafter "Employer") and Christ Froese (hereinafter "Employee").

WHEREAS, the Employee has been employed by Employer since April 25, 2016. During this time period, Employee has been dedicating her full time to the Employer. In consideration of past employment, the Employee had received monetary compensation and 25,000 shares of common stock in Employer on July 22, 2016.

WHEREAS, Employer desires to continue to engage the services of Employee.

WHEREAS, Employee desires to continue to be employed by the Employer pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter set forth, the Employer and Employee agree as follows:

1. EMPLOYMENT

The Employer hereby continues to employ the Employee, and the Employee hereby accepts employment from the Employer and agrees to serve the Employer in its business of manufacturing and distributing cannabidol oil and any other related businesses, or different lines of business where applicable (the "Business") upon the terms and conditions set forth herein.

2. TERM

The initial term of employment under this Agreement shall be one (1) year beginning September 1, 2017, and ending October 31, 2018, unless sooner terminated as provided in Paragraph 5 (the "Term"). Employment shall renew automatically for successive one (1) year terms unless one party provides notice to the other party at least ninety (90) days in advance of the end of the then-existing Term that it does not wish to renew the Term of this Agreement. The parties agree that the notice under this Paragraph 2 shall be made consistent with Paragraph 14.8, and only needs to state that the party not renewing the Term has elected not to do so and no other reason or justification is required by the party giving the notice.

3. DUTIES OF EMPLOYEE

Employee shall continue to be a full-time employee of the Employer and, shall devote Employee's time, skill and attention to the performance of services and activities on behalf of the Employer. The Employee duties will consist of those reasonably assigned to Employee from time to time by the Employer. In performance of the Employee's work, Employee shall be subject to the direction, supervision and reasonable control of the Employer.

4. COMPENSATION AND BENEFITS

4.1 **Compensation**. The Employee, or her designee in the case of a trust controlled by the Employee, will be paid in the usual course of payroll for the Employer. The Employee's compensation during the Term is $65,000.00.

4.2 **Vacation; Professional Education**. Employee shall receive time off for vacation, personal leaves of absence, leaves to attend professional conventions and meetings for an aggregate period of three (3) weeks per year ("Personal Absences"). Personal Absences does not include time during the Term where the Employee provides remote services for the Employer under this Agreement. The time off for Personal Absences will be paid. Any absences over the Personal Absences shall be paid at the sole discretion of the Employer. All Personal Absences shall be taken upon reasonable prior notice and at such time and manner as shall be mutually satisfactory to the Employer and the Employee but subject always to the demands of the practice as determined by the Employer. The duration of any such Personal Absences may not exceed one (1) week at any one time and shall be coordinated with Employer so that Employee shall not be absent from the Employer without the consent of the Employer. Any unused vacation and/or personal leave and/or professional

advancement time shall not be cumulative from year to year. The Employee shall be entitled to reimbursement of pre-approved expenses.

4.3 **Auto**. The Employee, at Employee's expense, shall purchase and pay the operating costs of Employee's automobile, provided, however, the Employer shall reimburse the Employee according to the then published IRS guidelines per mile for business mileage on behalf of the Employee traveling for business.

4.4 **401(K) Plan**. The Employee shall be eligible to participate in any future 401(K) Plan maintained by the Employer, in accordance with qualification requirements of the Internal Revenue Code, the Employee Retirement Income Security Act, and the 401(K) Plan documents belonging to the Employer.

4.5 **Health Insurance**. The Employee will be responsible for her health insurance.

4.6 **Right of Offset**. The Employer shall have the right to seek as an offset against payments owed to the Employee under this Agreement any amounts the Employee owes the Employer for any reason.

4.7 **Prorations**. If this Agreement is terminated pursuant to Article 5 below, then the compensation and benefits set forth in this Article 4 shall be prorated (reduced) to provide the Employee with a percentage which is equal to the following: Number of days the Employee worked (excluding any vacation or other leaves of absence) divided by 225.

4.8 **Change of Benefits**. Employer reserves the right to amend any benefit or to delete one or more plans and/or benefits at any time for any, or no, reason as determined by the Employer's Board of Directors. Participation in and the benefits provided under each such plan shall be in accordance with the terms thereof.

5. TERMINATION OF EMPLOYMENT

5.1 **Automatic Termination**. Employee's employment may only be terminated "For Cause" unless written notice is provided as set forth in Paragraph 2, above. "For Cause" means the occurrence of the following events:

(a) Employee, as a result of intentional misconduct, is expelled, suspended or otherwise disciplined by the final action of any securities regulatory organization, or the United States Securities and Exchange Commission.

(b) Employee is convicted of a criminal offense which is a felony.

(c) Employee's permanent disability. "Disability" or "disabled" shall be defined as the Employee's absence from work or inability of Employee to perform the duties required of her under this Agreement as determined by the Board of Directors for a cumulative period of sixty (60) days out of a period of one hundred eighty (180) days during the term of this Agreement. Employee's absence from work shall not include any time used under paragraph 4.2, titled "Vacation; Professional Education." If any determination of the Board of Directors with respect to permanent disability is disputed by the Employee, the parties hereto agree to abide by the decision of an arbitrator in accordance with Paragraph 13 of this Agreement. The Employee agrees to make herself available for and submit to examinations by such physicians as may be directed by the Employer with regards to determining if the Employee is disabled. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

(d) Employee breaches any provision of the Covenant Not to Compete or Non-Disclosure and Non-Use of Confidential Information.

(e) Employee's death.

(f) In the event there is any other just cause for discharge, provided Employer has given written notice to an Employee of the just cause and affords the Employee a fourteen (14) day opportunity to cure.

6. **COVENANT NOT TO COMPETE AND NON-SOLICITATION**

6.1 During the term of this Agreement and for a period of six (6) months following the date of termination of Employee's employment for any reason whatsoever, Employee shall not, directly or indirectly own, manage, operate, control or be employed by, be affiliated with as an independent contractor or agent, participate in or be connected in any other manner with any entity or individual conducting Business (as defined above) within a fifteen (15) mile radius of any of the Employer's locations conducting Business (hereinafter, defined as the "Scope of Restrictive Covenant").

6.2 During the term of this Agreement and for a period of six (6) months following the date of termination of Employee's employment for any reason whatsoever, Employee shall not, directly or indirectly, for Employee's own account or for the account of others, induce any employees, agents or vendors of Employer to patronize, canvas or solicit any business relationship in conflict with the Business, directly or indirectly request or advise any employee, agent or vendor of the Employer to withdraw, curtail, or cancel such business with the Employer.

6.3 Employee shall not knowingly or intentionally solicit, canvas or contact (directly or indirectly) any customers belonging to Employer located in the State of Nevada, State of Arizona or State of California for a period of six (6) months following the date of Employee's employment terminating for any reason whatsoever.

6.4 For a period of six (6) months following the date of termination of Employee's employment for any reason whatsoever, Employee shall not urge, induce, entice or in any manner whatsoever, solicit other employees of the Employer to leave the Employer's employ.

6.5 Employee acknowledges that (a) the terms contained in this Covenant Not to Compete and Non-Solicitation are necessary for the reasonable and proper protection of the Employer's reasonable competitive business interests; (b) each and every covenant and restriction is reasonable in respect of such matter, length of time and geographical area; (c) the Employer has given the Employee valuable consideration for the warranties and covenants contained herein; and (d) the Employer has been induced to enter into this Agreement with the Employee, in part, due to the representation by the Employee that Employee will abide and be bound by each of the aforesaid covenants and restraints.

6.6 The covenants and restrictions contained in this Covenant Not to Compete and Non-Solicitation are separate and divisible. If, for any reason, any one provision or clause is held to be invalid or unenforceable, in whole or in part, the same shall not be held to affect the validity or enforceability of the others, or of any other provision or clause of this Agreement. Each provision and clause shall be enforced to the maximum extent permitted by law. If a court should hold that the time and/or geographic area is unreasonable, then to the extent permitted by law, the court will prescribe a duration for the time and/or a radius or area that is reasonable and the parties agree to such determination.

6.7 The parties hereby agree that in the event of a breach or threatened breach of the provisions of this Covenant Not to Compete and Non-Solicitation, irreparable harm and continuing damage may be done to the Employer, for which there might not be an adequate remedy by law and of which the actual amount may be difficult to estimate or determine and which cannot be compensated adequately. Accordingly, Employee agrees that (a) the Employer may seek an injunction, by way of temporarily or permanent injunctive relief restraining such breach or threatened breach by Employee, and all other remedies which may be available to the Employer, at law or in equity; (b) Employee shall be obligated for all costs and expenses, including reasonable attorney's fees, paid or incurred by the Employer if a Court determines the Employee is in breach of any of the provisions of this Covenant Not to Compete and that the Employee has sustained monetary damages as a direct result of the breach.

6.8 Employee acknowledges and agrees that the covenants and undertakings contained in this paragraph titled "Covenant Not to Compete and Non-Solicitation" relate to matters which are of special, unique and extraordinary importance to the Employer. The Employee consents to the Employer seeking the issuance of an injunction prohibiting any conduct by the Employee in violation of this Agreement without the requirement of posting a bond, the same being waived by the Employee. The Employee acknowledges the above restraints have been agreed to freely, voluntarily and without duress, and that they do not impose undue hardship on the Employee.

6.9 If the Employee violates any provisions of the Covenant Not to Compete and Non-Solicitation provisions set forth in this Paragraph 6, the Employer shall not be deprived of the benefit of the full period of the Covenant Not to Compete and Non-Solicitation provisions set forth in this Paragraph 6. Accordingly, in the event of such violation, the terms of the Covenant Not to Compete and Non-Solicitation set forth in this Paragraph 6 shall be tolled during any period of time required to enforce Employer's rights hereunder until the relief sought by the Employer is granted and all periods of appeal have expired, but under no circumstances longer than six (6) months.

6.10 The provisions of this Paragraph 6 (herein separately referred to as a Covenant Not to Compete and Non-Solicitation) shall survive the expiration or sooner termination of the Term of this Agreement and, to the extent permitted by applicable law, shall be deemed independent and separately enforceable covenants that are enforceable independent of (i) the other covenants, conditions, terms, and other provisions of this Agreement; and (ii) any cause of action or rights or remedies either party may have under this Agreement or otherwise, none of which shall be deemed defenses to the enforcement of a Covenant Not to Compete and Non-Solicitation.

7. <u>NON-DISCLOSURE AND NON-USE OF CONFIDENTIAL INFORMATION</u>

During the Term and after the termination of the Employee's employment, the Employee agrees to treat as highly confidential or proprietary information all information communicated to the Employee in the course of the Employee's work for the Employer, which the Employer treats and regards as confidential or proprietary information (to the extent such information is not or does not become through no act of the Employee generally known to the public) including but not limited to the identity of the Employer's customers and customer list, the Employer's computer software, the Employer's customer account details, the Employer's referral sources, the Employer's marketing plans, specialty sheets, referral databases, brochures, Employer's contracts, Employer pricing plans and the Employer's financial information. Employee shall return and deliver to Employer all documents, records, files, lists (including originals and copies) containing trade secrets, proprietary and/or other confidential business information immediately upon termination or separation of employment. Employee will not use or publish or disclose any confidential information to others during Employee's employment and after the termination of Employee's employment with Employer without the written consent of the Employer. The Employer will pursue any civil remedy which may be appropriate to recover damages by Employee releasing or converting for Employee's own use confidential or proprietary information. The Employee agrees to use all such confidential or proprietary information only for the purpose of carrying out Employee's duties with the Employer and not otherwise to disclose such information. Employee shall treat as confidential information Employee's compensation and benefits; however, the Employee may disclose the Employee's compensation to the Employee's lawyers, accountants, financial advisors and Employee's spouse, as long as they keep the information confidential.

Employee acknowledges that the covenants and obligations with respect to the Non-Disclosure and Non-Use of Confidential Information are considered agreements independent of any other provisions of this Agreement and shall survive Employee's termination or separation of employment.

8. <u>RECORDS</u>

All records as to all customers and vendors belong to and are the property of the Employer.

9. <u>COPYRIGHTS, INVENTIONS AND OTHER CREATIVE PROPERTY RIGHTS</u>

Employee further agrees not to make any unauthorized use or disclosure, during or subsequent to Employee's employment of any knowledge or information of an unpublished confidential or proprietary nature respecting Employer's designs, methods, systems, improvements, trade secrets or other private or confidential matters of Employer, generated or acquired by Employee during the course of Employee's employment.

10. <u>REPRESENTATIONSAND WARRANTIES OF EMPLOYEE</u>

As a condition precedent to entering in this Agreement, the Employee represents and warrants to Employer that:

(a) The information in Employee's curriculum vitae is complete and accurate.

(b) The Employee has not been suspended, sanctioned, reprimanded or denied a contract, except as is reflected in Employee's curriculum vitae.

(c) The Employee has no claims, suits or judgments currently pending.

(d) The Employee is free to execute this Agreement and perform the services as contemplated herein and that Employee has no other prior obligations or commitments of any kind to any person, association, firm, corporation, or other entity which would in any way interfere with her acceptance or the full performance of her obligations hereunder.

(e) The Employee has never been convicted of, or pled nolo contendre to any misdemeanor related directly or indirectly to the sale of securities.

(f) The Employee has never been convicted of, or pled nolo contendre to, a felony of any kind.

11. **CORRESPONDENCE DIRECTED TO CORPORATE ADDRESS**

The Employee agrees that during the terms of this Agreement, and thereafter, the Employer has the right to receive, open, and/or intercept all mail and other communications (whether written, or in electronic or other form) addressed to the Employee at the Employer's address or received by the Employer by means of any electronic media.

12. **ARBITRATION**

Any controversy or claim arising out of or relating to: (a) this agreement; (b) the breach of this Agreement; or (c) Employee's employment with the Employer, will be settled by arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Controversies and claims specifically include, but are not limited to, statutory claims of employment discrimination. The Employer or Employee must file a demand for arbitration within 180 days of the event or occurrence that gives rise to the controversy or claim.

The arbitration will be governed by the Revised Uniform Arbitration Act as enacted in the State of Arizona (the "Arbitration Act"). In the event that the AAA rules conflict with the Arbitration Act, then the AAA rules will control unless the conflict pertains to one or more non-waivable provisions of the Arbitration Act and in such case the provisions of Arbitration Act will control. The arbitration will take place at AAA's offices in Phoenix, Arizona. If AAA does not have an office in Phoenix or that office is not available, the arbitration will take place in a location agreed upon by the parties or, absent agreement, a location determined by AAA. The arbitration will be heard by a single arbitrator. All arbitration expenses, including costs, administrative filing fees and arbitrator's fees will be borne equally by the parties. The parties agree that they will comply with the terms of this arbitration provision.

If the controversy or claim relates to Employee's alleged disability, the arbitrator, unless otherwise agreed by the parties, will be a licensed physician. If the parties cannot agree on an arbitrator, then the parties will request from AAA a list of arbitrators who are physicians or otherwise qualified, as agreed by the parties, in the medical field. If the parties are unable to agree upon an arbitrator from the list provided by AAA, then the court will appoint an arbitrator as provided in the Arbitration Act.

Notwithstanding the foregoing, a party may file a claim for equitable or injunctive relief in the appropriate Arizona court prior to the initiation of the arbitration proceedings or otherwise in accordance with the Arbitration Act. In all events, the issue of damages will be decided in arbitration.

13. **MISCELLANEOUS**

13.1 **Paragraph Headings**. The paragraph headings in this Agreement are for convenience only and are not intended to govern, limit or affect the meaning of the paragraphs.

13.2 **Warranty**. Employee represents and warrants to the Employer that Employee is not under any obligation to any other party inconsistent with or in conflict with this Agreement or performance of Employee's obligations hereunder.

13.3 **Entire Agreement**. This Agreement constitutes the entire understanding between the Employee and the Employer with respect to the subject matter hereof and supersedes any and all prior understandings, written and oral. Any earlier Employment Agreements between the Employer and the Employee are hereby terminated and shall be of no further effect after the effective date hereof.

13.4 **Amendments**. No amendments or additions to this Agreement shall be binding unless in writing and signed by the party to be charged, except as may herein otherwise be provided.

13.5 **Waiver**. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

13.6 **Severability**. If for any reason, any provision of this Agreement shall be deemed by a court of competent jurisdiction to be legally invalid or unenforceable, the validity and enforceability of such provision shall be deemed modified to the minimal extent necessary to make such provision consistent with applicable law, and, in its modified form, such provision shall then be enforceable and enforced.

13.7 **Benefit and Assignability**. This Agreement is personal in its nature and shall inure to the benefit of and be binding upon the respective parties, their heirs, personal representatives, and assigns. Neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except that the Employer may assign or transfer this Agreement to a successor business in the event of the merger, consolidation, transfer or sale of any or all of the assets of Employer, provided that in the case of any such assignment or transfer this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor business and such successor business shall discharge and perform all of the obligations of the Employer hereunder.

13.8 **Notices**. All notices required to be given under the terms of this Agreement shall be in writing, shall be effective upon receipt, and shall be delivered to the addressee in person or mailed by certified mail, return receipt requested.

13.9 **Interpretation**. This Agreement is being entered into between competent persons who are and have been represented by independent legal counsel, and it has been reviewed by the parties and their legal counsel. Therefore, any ambiguous language in the Agreement will not necessarily be construed against any particular party as drafter of such language.

13.10 **Gender and Number**. As the context of any provision may require, nouns and pronouns of any gender and number shall be construed in any other gender and number.

13.11 **Nonalienation**. Employee shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation by law.

13.12 **Governing Law**. This Agreement is entered into in the State of Arizona and shall be governed by the internal laws of the State of Arizona without regard to principles of conflicts of law.

13.13 **No Third Party Beneficiary**. This Agreement is not intended to create and it shall be construed to create any rights in any person or entity, who is not a signer of this Agreement, as a third party beneficiary or otherwise.

13.14 **Facsimile and Electronic Execution**. The parties agree that signatures on this Agreement may be delivered by facsimile or electronic means in lieu of an original signature, and the parties agree to treat facsimile or electronic signatures as original signature.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EMPLOYEE:

CHRIST FROESE

EMPLOYER:

CORIX BIOSCIENCE, INC.

By: Michael Ogburn

Its: President